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                                                                   EXHIBIT 10.11


                              MEMORANDUM AGREEMENT

                                 January 4, 2000

To:      Terence J. Langenderfer
From:    Douglas E. Stallings
RE:      Consideration for past services

Dear Terry,

Attached please find the Option Contract reflecting the agreement between yourself and Unitrend, Inc. as to consideration for past services. The Company has agreed to grant you Options in amount of 18,270 at a strike price of $0.50 per share as governed by the 1999 Equity Incentive Plan. By signing the attached Option contract and this letter, you agree to these terms as complete and total compensation for all past services performed prior to September 1, 1999, and you further agree to waive the right to any further compensation for past consulting services.

This letter and the Option contract will represent the total agreement of the parties. You must qualify for employee incentive options under the tax code. If, for whatever reason and regardless of employment status, you do not qualify, the options will convert to non-qualified options. The Options granted will vest immediately and will be exercisable for 5 years from date of grant. You agree to hold the Corporation harmless regarding the designation of the Options and the tax treatment thereof. You further understand that you will be responsible for all taxes to be paid under the Option contract, and you are advised to retain professional tax advice before any you take any action under the Option Contract.

Date   XX/XX/XX
                                            Sincerely,

                                            /s/Douglas E. Stallings
                                            Douglas E. Stallings
                                            General Counsel

Accepted:                                   Approved:


                                            /s/Conrad A.H. Jelinger
--------------------------                  -----------------------
Terence J. Langenderfer                     Conrad A.H. Jelinger

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                    INCENTIVE STOCK OPTION AGREEMENT PURSUANT
                        TO THE 1999 EQUITY INCENTIVE PLAN


This INCENTIVE STOCK OPTION AGREEMENT (this "Agreement") is made as of the 10th day of August, 1999, by and between Unitrend Inc., (the "Corporation"), and Terence J. Langenderfer ("Employee").


THIS AGREEMENT represents payment for all past consulting services performed by Employee for the Corporation. The Options granted under this contract represent complete and total compensation for all past services performed by Employee. Employee agrees to accept the Options granted under this contract as full compensation for any and all past services, and the Employee waives any right to any further compensation for past services prior to September 1, 1999.


SECTION I
DEFINED TERMS

Unless otherwise defined herein or, unless the context requires a different definition, capitalized terms used herein shall have the meanings assigned to them in the Plan.


SECTION II
SHARES OPTIONED, OPTION PRICE, AND TIME OF EXERCISE

Effective as of August 10, 1999, the Corporation grants to Employee, subject to the terms and provisions set forth hereinafter and in the Plan, the right and option to purchase all or any part of the number of shares set forth in Exhibit A of the presently authorized but unissued common stock ("Common Stock") of the Corporation at the purchase price per share set forth as the Option Price in Exhibit A (the option hereby granted being hereinafter referred to as the "Option").

The Option shall not be considered granted (as of the effective date described above) or become exercisable unless and until Employee delivers to the Corporation a fully executed counterpart hereof. Thereafter, the Option shall be exercisable in accordance with the Exercise Schedule set forth on Exhibit A, subject to any termination, acceleration or change in such Exercise Schedule set forth in this Agreement apart from Exhibit A.

The Option granted under this Agreement shall not be exercisable after the Expiration of five (5) years from the date such option is granted ("the Expiration Date" set forth on Exhibit A) and, before that time, the Option may be terminated as hereinafter provided. If Employee does not purchase the full number of shares to which he is entitled in any one year, he may purchase such shares in the next year specified in the Exercise Schedule hereto, in addition to the shares which he is otherwise entitled to purchase in the next year.


SECTION III
EXERCISE PROCEDURE

Employee shall exercise the Option by notifying the Corporation of the number of shares that he desires to purchase and by delivering with such notice the full payment for the purchase price of the shares being purchased. Such purchase price shall be payable in cash, in Common Stock or in a combination of cash and Common Stock. For purposes of determining the amount, if any, of the purchase price satisfied by payment
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in Common Stock, such Common Stock shall be valued at its Fair Market Value on the date of exercise, as determined by the Board at the time of exercise. In no event shall the purchase price be less than one hundred percent (100%) of the Fair Market Value of such stock at the time the Option is granted; except that the purchase price shall be one hundred ten percent (110%) of the fair value in the case of any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation. Any Common Stock delivered in satisfaction of all or a portion of the purchase price shall be appropriately endorsed for transfer and assignment to the Corporation.


SECTION IV
ACCELERATION OF EXERCISE

(a) Retirement and Total and Permanent Disability. If an Optionee should become permanently and totally disabled while an employee, or officer of the Company or while providing other services to the Company, options shall become fully exercisable as to all shares subject to them and may be exercised at any time within one (1) year following the date of disability, but in no event after the Expiration Date set forth on Exhibit A. If an Optionee should retire with the written consent of the Company, options shall become fully exercisable as to all shares subject to them and may be exercised at any time with three (3) months of such retirement, but in no event after the Expiration Date set forth on Exhibit A. If such option is exercised within three months prior to the Expiration Date set forth in Exhibit A, such Option shall not receive favorable tax treatment under Code Section 421(a).

(b) Death. If an Optionee should die while an employee, options may be exercised at any time within one (1) year following the date of death, but in no event after the earlier of (i) the date one year following the Employee's date of death, or (ii) the Expiration Date set forth on Exhibit A hereto. Such Option may be exercised by the beneficiary designated by the Employee on Exhibit B hereto, in accordance with
         Section IX hereto, or, if no beneficiary is designated on Exhibit B, by the executor or administrator of the Employee's estate.

(c) Corporate Change. Upon the occurrence of a Corporate Change, the Option (to the extent not previously terminated or forfeited) may, at the discretion of the Board, become fully exercisable as to all shares subject to it.


SECTION V
NON-ASSIGNABILITY AND TERM OF OPTION

The Option shall not be transferable or assignable by the Employee, otherwise than by will or the laws of descent and distribution and the Option shall be exercisable, during the Employee's lifetime, only by him. No Option shall be subject to execution, attachment or similar process.

In no event may the Option be exercisable to any extent by anyone after the Expiration Date specified in Exhibit A. It is expressly agreed that, anything contained herein to the contrary notwithstanding, this Agreement shall not constitute, or be evidence of, any agreement or understanding, express or implied, that the Corporation, a Parent Corporation or a Subsidiary will employ Employee for any period of time or in any position or for any particular compensation.


SECTION VI
RIGHTS OF EMPLOYEE IN STOCK

Neither Employee, nor his successor in interest, shall have any of the rights of a shareholder of the Corporation with respect to the shares for which the Option is exercised until such shares are issued by the Corporation.
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SECTION VII
NOTICES

Any notice to be given hereunder shall be in writing and shall be addressed to the Corporation, in care of the Director of Administration, at 4665 West Bancroft Street, Toledo, Ohio 43615, and any notice to be given to Employee shall be addressed to the address designated below the signature appearing hereinafter, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall have been deemed duly given upon three (3) days of sending such notice enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified and deposited (with the proper postage and registration or certificate fee prepaid) in the United States mail.


SECTION VIII
SUCCESSORS OR ASSIGNS OF THE CORPORATION

The Option shall be binding upon and shall inure to the benefit of any successor of the Corporation.


SECTION IX
MISCELLANEOUS

(a) Designation of Beneficiary. The Employee shall have the right to appoint any individual or legal entity in writing, on Exhibit B hereto, as his beneficiary to receive any Option (to the extent not previously exercised or forfeited) under this Agreement upon the Employee's death. Such designation under this Agreement may be revoked by the Employee at any time and a new beneficiary may be appointed by the Employee by execution and submission to the Board of a revised Exhibit B to this Agreement. In order to be effective, a designation of beneficiary must be completed by the Employee on Exhibit B and received by the Board, or its designee, prior to the date of the Employee's death. In the absence of such designation, the Employee's beneficiary shall be the person designated under the Employee's will or as defined by the applicable state laws of the decedent's distribution.

(b) Incapacity of Employee or Beneficiary. If any person entitled to a distribution under this Agreement is deemed by the Board to be incapable of making an election hereunder or of personally receiving and giving a valid receipt for such distribution hereunder, then, unless and until an election or claim therefore shall have been made by a duly appointed guardian or other legal representative of such person, the Board may provide for such election or distribution or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such distribution shall be a distribution for the account of such person and a complete discharge of any liability of the Board, the Corporation and the Plan therefore.

(c) Cancellation of Verbal Options. This contact cancels and supercedes any oral grant of options. The Employee agrees to waive rights to oral options and consents that this written contact represents and encompasses any verbal options that may have been granted to the Optionee.

(d) Incorporation of the Plan. The terms and provisions of the Plan are hereby incorporated in this Agreement. Unless otherwise specifically stated herein, such terms and provisions shall control in the event of any inconsistency between the Plan and this Agreement.

(e) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF OHIO AND ALL APPLICABLE FEDERAL LAWS. THE SECURITIES ISSUED HEREUNDER SHALL BE GOVERNED BY AND IN ACCORDANCE WITH THE CORPORATE SECURITY LAWS OF THE STATE OF OHIO.
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(f)      Gender. Reference to the masculine herein shall be deemed to include the feminine, wherever appropriate.

(g) Counterparts. This Agreement may be executed in one or more counterparts, which shall together constitute a valid and binding agreement.





IN WITNESS WHEREOF, this Agreement has been executed by the Corporation and the Employee as of the date and year first written above.



Employee                                  Unitrend Inc., a Nevada Corporation
         -----------------------


Address:   [omitted]                      By: /s/Conrad A.H. Jelinger
         -----------------------              -------------------------------

                                          Title: President and CEO
--------------------------------                 ----------------------------
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EXHIBIT A
INCENTIVE STOCK OPTION AGREEMENT PURSUANT TO THE 1999 EQUITY INCENTIVE PLAN


1.       Date of Grant:               August 10, 1999

2.       Employee:                    Terence J. Langenderfer

3.       Number of Shares:            Eighteen Thousand Two Hundred Seventy
                                      (18,270) shares of Common Stock

4.       Option Price per Share:      Fifty cents ($0.50) (not less than Fair
                                      Market Value)

5.       Vesting Schedule:            Vest upon grant

6.       Exercise Schedule:           One Hundred percent (100%) of the Options
                                      subject to this Agreement shall first be exercisable on August 10, 2000 (the date one (1) year after the Date of Grant specified above to be treated as a qualified option.)

7.       Expiration Date:             August 10, 2004

To qualify for Incentive Stock Option tax treatment, the Employee must not dispose of shares obtained on exercise of an Option until at least two years after the date of grant and one year after the date of exercise of the Option. If these holding periods are not met, the sale or other disposition of shares will be a disqualifying disposition pursuant to Code.